EXHIBIT 10.4

GENERAL SECURITY AGREEMENT

THIS AGREEMENT is made as of the 28 day of November, 2018.

BETWEEN:

BODY AND MIND INC., having an office at 750-1095 West Pender street Vancouver, BC v6e 2m6, a Nevada corporation

(the “Debtor”)

AND:

AUSTRALIS CAPITAL INC., having an office at 376 East Warm Springs Road, Suite 190, Las Vegas, Nevada, USA 89119, an Alberta corporation

(the “Secured Party”)

WHEREAS:

A.	The Debtor and the Secured Party have entered into a loan agreement dated as of the date hereof (the “Loan Agreement”) pursuant to which the Debtor borrowed a loan in the principal amount of $4,000,000 USD (the “Loan”) from the Secured Party; and

B.	It is a condition of the Secured Party making the Loan to the Debtor that the Debtor grant the Security Interest (as hereinafter defined) to the Secured Party as security for repayment of the Loan.

NOW THEREFORE for valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the Debtor enters into this Agreement with the Secured Party as follows:

Obligations

1. This Agreement and the Security Interest are in addition to and not in substitution for any other security interest now or hereafter held by the Secured Party from the Debtor or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party (including interest thereon), present or future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all advances on current or running account and all future advances and re advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others and whether as principal or surety, and for the performance and satisfaction of all obligations of the Debtor to the Secured Party relating to the Loan Agreement, whether or not contained in this Agreement and whether the Debtor be bound alone or with another or others (all of which indebtedness, liability, and obligations are collectively the “Obligations”).

Creation of Security Interest

2.	As security for the payment and performance of the Obligations, the Debtor, does:

(a)	grant to the Secured Party, by way of security interest, mortgage, charge, assignment, and transfer, a security interest in all of the Debtor’s present and after acquired personal property, and in all personal property in which the Debtor has rights, of whatever nature or kind and wherever situate, including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of the Debtor:

(i)	all inventory of whatever kind and wherever situate, including, without limitation, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies, and containers relating to or used or consumed in connection with any of the foregoing (collectively the “Inventory”);

(ii)	all equipment of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, fixtures, furniture, furnishings, chattels, motor vehicles, vessels, and other tangible personal property of whatsoever nature or kind (collectively the “Equipment”);

(iii)	all book accounts and book debts and generally all accounts, debts, dues, claims, choses in action, and demands of every nature and kind howsoever arising or secured, including letters of credit and advices of credit, which are now due, owing, or accruing or growing due to or owned by or which may hereafter become due, owing, or accruing or growing due to or owned by the Debtor (the “Accounts”);

(iv)	all contractual rights, insurance claims, licences, goodwill, patents, trademarks, trade names, copyrights, and other intellectual property of the Debtor or in which the Debtor has an interest, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not Accounts, Chattel Paper, Instruments, Documents of Title, Investment Property, or Money;

(v)	all Money;

(vi)	the undertaking of the Debtor;

(vii)	all Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, and Investment Property now owned or hereafter owned or acquired by or on behalf of the Debtor (including such as may be returned to or repossessed by the Debtor), and all other goods of the Debtor which are not Equipment, Inventory, or Accounts;

(viii)	all deeds, documents, writings, papers, books of account and other books, and electronically recorded data relating to any of the foregoing or by which any of the foregoing is or may hereafter be secured, evidenced, acknowledged or made payable; and

(ix)	all renewals, accretions and substitutions of any of the foregoing and all after acquired personal property and fixtures and crops in any form derived directly or indirectly from any dealing with the Collateral or Proceeds, including rights to insurance payments and any other payments representing indemnity or compensation for loss or damage to Collateral or Proceeds (the “Proceeds”).

2.1 The grants, mortgages, charges, transfers, assignments and security interests herein created are collectively referred to in this Agreement as the “Security Interest”.

2.2 All of the present and after-acquired personal property of the Debtor purported to be made subject to the Security Interest, is herein called the “Collateral”.

2.3 The Secured Party acknowledges that the Security Interest granted hereunder by the Debtor is subordinated to that certain Master Promissory Note issued by Debtor totalling US $1,000,000 at 8% which is comprised of 6 security agreements with an effective date of November 2, 2019, commencing on Feb. 14, 2019 with a maturity date of Feb. 14, 2020

2.4 The terms “accounts”, “Chattel Paper”, “Consumer Goods”, “Documents of Title”, “financing statement”, “financing change statement”, “goods”, “Instrument”, “Intangibles”, “Investment Property”, “Money”, “Proceeds”, “Security Account”, “Security Entitlement”, “verification statement”, as used in this Agreement have the meanings specified in the Personal Property Security Act (British Columbia) (the “PPSA”) and shall be deemed to include both the singular and plural of such terms.

Future Collateral

3. The Debtor agrees to promptly inform the Secured Party in writing of the acquisition by the Debtor of any Collateral which are serial numbered goods (as defined in the PPSA) and to execute and deliver at its own expense from time to time amendments to this Agreement or additional agreements as may be reasonably required by the Secured Party in order that the Security Interest shall attach to all of the Collateral.

Attachment

4.	The Debtor acknowledges that

(a)	value has been given;

(b)	the Debtor has rights in the Collateral (other than after‑acquired Collateral); and

(c)	the parties have not agreed to postpone the time for attachment of the Security Interest.

Dealings with Collateral

5. Until the occurrence of an Event of Default (which in this Agreement will have the meaning set forth in the Loan Agreement), the Debtor may collect the Accounts in the ordinary course of its business; except that all Accounts so collected shall be paid to the Secured Party immediately upon request made after the occurrence of an Event of Default.

Notification to Account Debtor

6. The Secured Party may, after the occurrence and during the continuation of an Event of Default,

(a)	notify any person obligated to the Debtor in respect of an Account, Intangible, Chattel Paper or Instrument to make payment to the Secured Party of all such present and future amounts due or to become due under any Account, Intangible, Chattel Paper or Instrument;

(b)	take control of the Proceeds; and

(c)	apply any Money taken as Collateral to the satisfaction of the Obligations.

Exceptions

6.1 The last day of the term of any lease, sublease or agreement therefor is specifically excepted from the Security Interest, but the Debtor will stand possessed of such last day in trust to assign and dispose of as the Secured Party shall direct.

6.2 The Security Interest shall not render the Lender liable to observe or perform any term or covenant or condition of any agreement, document or instrument to which the Debtor is a party or by which it is bound. In addition, the Security Interest does not and shall not extend to, and the Collateral shall not include, any agreement, right, franchise, licence or permit (the “Contractual Rights”) to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the Security Interest herein would constitute a breach of the terms of or permit any person to terminate the Contractual Rights, but the Debtor shall hold its interest therein in trust for the Lender and shall assign such Contractual Rights to the Lender forthwith upon obtaining the consent of all other parties thereto. The Debtor agrees that it shall, if required by the Lender, use commercially reasonable efforts to obtain any consent required to permit any Contractual Rights to be subject to the Security Interest herein.

6.3 All Consumer Goods are excepted from the Security Interest.

Representations of Debtor

7. The Debtor represents and warrants that:

(a)	this Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Agreement and the performance of the obligations of the Debtor hereunder legal, valid and binding;

(b)	the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only security interests, if any, consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant the Security Interest; and

(c)	the chief executive office of the Debtor is in British Columbia.

Covenants of Debtor

8. The Debtor covenants and agrees with the Secured Party:

(a)	not to change its name, its principal place of business, its chief executive office or the location of any of the Collateral without giving 30 days’ prior written notice thereof to the Secured Party;

(b)	not to sell, exchange, transfer, assign, lease or otherwise dispose of or deal in any way with Collateral or release, surrender or abandon possession of Collateral or move or transfer Collateral from British Columbia, or enter into any agreement or undertaking to do any of the foregoing except as may be permitted in this Agreement;

(c)	not to create or permit to exist any encumbrance against any of the Collateral except the Security Interest created by this Agreement;

(d)	to defend the title to the Collateral for the benefit of the Secured Party against all claims and demands;

(e)	to promptly pay when due all taxes, assessments, rates, levies, payroll deductions, workers’ compensation assessments, and any other charges which could result in the creation of a statutory lien or deemed trust in respect of the Collateral;

(f)	to do, make, execute and deliver such further and other assignments, transfers, deeds, security agreements and other documents as may be required by the Secured Party to establish in favour of the Secured Party and perfect the Security Interest intended to be created hereby and to accomplish the intention of this Agreement and, if requested by the Secured Party, to specifically assign to the Secured Party, the Debtor’s rights and interests (but not the Debtor’s obligations) under any contracts to which the Debtor is a party;

(g)	to pay all expenses, including reasonable solicitors’ fees and disbursements, receivers’ fees and disbursements, and accounting fees and disbursements incurred by or on behalf of the Secured Party, its lenders or any Receiver, as hereinafter defined, in connection with inspecting the Collateral, investigating title to the Collateral, the preparation, perfection, preservation, and enforcement of this Agreement, including taking, recovering and keeping possession of the Collateral and all expenses incurred by or on behalf of the Secured Party or such lenders or any Receiver in dealing with other creditors of the Debtor in connection with the establishment and confirmation of the priority of the Security Interests, all of which expenses shall be payable forthwith upon demand with interest at the highest rate specified in the documents evidencing or agreements comprising the Obligations and shall form part of the Obligations; and

(h)	to observe and perform all of its obligations under or in connection with any other security agreement creating a security interest over the Collateral or any part thereof.

Enforcement and Remedies

9. Upon the occurrence of one or more Events of Default, the Debtor shall be in default under this Agreement, the Obligations shall, at the option of the Secured Party, be immediately due and payable and the Security Interest shall become enforceable at the option of the Secured Party. Upon the Security Interest becoming enforceable, the Secured Party shall have the following remedies in addition to any other remedies available under the PPSA or otherwise at law or in equity or contained in the documents evidencing or agreements comprising the Obligations or any other agreement between the Debtor and the Secured Party, all of which remedies shall be independent and cumulative:

(a)	entry of any premises where Collateral may be located;

(b)	possession of Collateral by any method permitted by law;

(c)	the sale or lease of Collateral;

(d)	the collection of any rents, income, and profits received in connection with the business of the Debtor or the Collateral;

(e)	the collection, realization, sale or other dealing with any Accounts of the Debtor;

(f)	the appointment by instrument in writing of a receiver or a receiver‑manager (each of which is herein called a “Receiver”) of the Collateral;

(g)	the exercise by the Secured Party of any of the powers set out in §13, without the appointment of a Receiver;

(h)	proceedings in any court of competent jurisdiction for the appointment of a Receiver or for the sale of the Collateral; and

(i)	the filing of proofs of claim and other documents in order to have the claims of the Secured Party lodged in any bankruptcy, winding‑up, or other judicial proceeding relating to the Debtor.

Powers of Receiver

10. Any Receiver appointed by the Secured Party may be any person licensed as a trustee under the Bankruptcy and Insolvency Act (Canada), and the Secured Party may remove any Receiver so appointed and appoint another or others instead. Any Receiver appointed shall act as agent for the Debtor for all purposes, including the occupation of any premises of the Debtor and in carrying on the Debtor’s business and the Secured Party shall not be liable for any act or omission of any Receiver. The Debtor agrees to ratify and confirm all actions of the Receiver and to release and indemnify the Receiver and the Secured Party in respect of all such actions. Any Receiver so appointed shall have the power:

(a)	to enter upon, use, and occupy all premises owned or occupied by the Debtor;

(b)	to take possession of the Collateral;

(c)	to carry on the business of the Debtor;

(d)	to borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business of the Debtor, and in the discretion of such Receiver, to charge and grant further security interests in the Collateral in priority to the Security Interest, as security for the money so borrowed;

(e)	to sell, lease, or otherwise dispose of the Collateral in whole or in part and for cash or credit, or part cash and part credit on such terms and conditions and in such manner as the Receiver shall determine in its discretion;

(f)	to demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and to give valid and effectual receipts and discharges therefor and to compromise or give time for the payment or performance of all or any part of the Accounts or any other obligation of any third party to the Debtor; and

(g)	to exercise any rights or remedies which could have been exercised by the Secured Party against the Debtor or the Collateral.

Performance of Obligations

11. If the Debtor fails to perform any of its obligations hereunder, the Secured Party may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor/client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith upon demand with interest at the highest rate specified in the documents evidencing or agreements comprising the Obligations.

Failure to Exercise Remedies

12. The Secured Party shall not be liable for any delay or failure to enforce any remedies available to it or to institute any proceedings for such purposes. The Secured Party may waive any Event of Default, provided that no such waiver shall be binding upon the Secured Party unless in writing nor shall it affect the rights of the Secured Party in connection with any other or subsequent Event of Default.

Application of Payments

13. All payments made in respect of the Obligations and all monies received by the Secured Party or any Receiver appointed by the Secured Party in respect of the enforcement of the Security Interest (including the receipt of any Money) may be held as security for the Obligations or applied in such manner as may be determined in the discretion of the Secured Party and the Secured Party may at any time apply or change any such appropriation of such payments or monies to such part or parts of the Obligations as the Secured Party may determine in its discretion. The Debtor shall remain liable to the Secured Party for any deficiency and any surplus funds realized after the satisfaction of all Obligations shall be paid in accordance with applicable law.

Dealings by Secured Party

14. The Secured Party may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, and otherwise deal with the Collateral, the Debtor, debtors of the Debtor, sureties of the Debtor, and others as the Secured Party may see fit, without prejudice to the Obligations and the rights of the Secured Party to hold and realize upon the Security Interest. The Secured Party has no obligation to keep Collateral identifiable, or to preserve rights against other persons in respect of any Collateral.

Amalgamation by Debtor

15. The Debtor hereby acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties hereto that the term Debtor, when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the Security Interest granted hereby:

(a)	shall extend to Collateral owned by each of the amalgamating corporations and the amalgamated corporation at the time of amalgamation and to any Collateral thereafter owned or acquired by the amalgamated corporation;

(b)	shall secure the Obligations of each of the amalgamating corporations and the amalgamated corporation to the Secured Party at the time of amalgamation and any Obligations of the amalgamated corporation to the Secured Party arising after the amalgamation; and

(c)	shall attach to Collateral owned by each corporation amalgamating with the Debtor, and by the amalgamated corporation, at the time of amalgamation, and shall attach to any Collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

Notice

16. Without prejudice to any other method of giving notice, any notice required or permitted to be given hereunder to any party shall be conclusively deemed to have been received by such party on the date following the sending thereof by prepaid private courier to such party at its address noted on the first page of this Agreement.

Separate Security

17. This Agreement and the Security Interest are in addition to and not in substitution for any other security now or hereafter held by the Secured Party in respect of the Debtor, the Obligations or the Collateral.

Secured Party Not Obliged to Advance

18. Nothing in this Agreement shall obligate the Secured Party to make any loan or accommodation to the Debtor, or extend the time for payment or satisfaction of any Obligations.

Severability

19. If any provision of this Agreement is be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

Time of Essence

20. Time is of the essence of this Agreement.

Grammatical Changes

21. This Agreement is to be read as if all changes in grammar, number and gender rendered necessary by the context had been made, specifically including a reference to a person as a corporation and vice‑versa.

Including

22. The word “including”, when following any word or words is not to be construed as limiting the preceding word or words but the preceding word or words are to be construed as referring to all items or matters that could fall within the broadest possible interpretation of the preceding word or words.

Agreement Unconditional

23. There are no representations, warranties or collateral agreements by the Secured Party to the Debtor relating to the subject‑matter hereof and possession of an executed copy of this Agreement by the Secured Party constitutes conclusive evidence that it was executed and delivered by the Debtor free of all conditions.

Governing Law; Attornment

24. This Agreement shall be interpreted in accordance with the laws of British Columbia, and, without prejudice to the ability of the Secured Party to enforce this Agreement in any other proper jurisdiction, the Debtor hereby irrevocably submits and attorns to the jurisdiction of the courts of British Columbia.

Successors and Assigns

25. This Agreement and the Obligations may be assigned in whole or in part by the Secured Party to any person, firm or corporation without notice to or the consent of the Debtor. This Agreement may not be assigned by the Debtor without the prior written consent of the Secured Party. This Agreement is binding upon the parties hereto, and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns; “successors” includes any corporation resulting from the amalgamation of any corporation with another corporation.

Copy of Agreement

26. The Debtor acknowledges receipt of an executed copy of this Agreement.

Verification Statements; Financing Statements

27. The Debtor waives the right to receive any verification statement, financing statement or financing change statement related to this Agreement or related to any other security agreement in respect of the Obligations.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Debtor as of the day and year first above written.

BODY AND MIND INC.

Per:	/s/ Leonard Clough
Authorized Signatory